UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2023 (March 21, 2023)

ARIES I ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40421	98-1578649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Lime Tree Bay, P.O. Box 1569

Grand Cayman, Cayman Islands KY-1110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (630) 386-5288

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share and one-half of one redeemable warrant	RAMMU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	RAM	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	RAMMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of Aries I Acquisition Corporation, a Cayman Islands exempted company (the “Company”), filed on March 21, 2023 (the “Original Report”), in which the Company reported the redemption all of its outstanding Class A ordinary shares, par value $0.0001 (the “Public Shares”).

This Amendment No. 1 is being filed to clarify that the effective date of the redemption shall be March 31, 2023.

This Amendment No. 1 does not amend any other item of the Original Report (except as otherwise expressly stated herein) or purport to provide an update or a discussion of any developments at the Company or its subsidiaries subsequent to the filing date of the Original Report, except as otherwise expressly stated herein.

The information previously reported in or filed with the Original Report is hereby incorporated by reference to this Amendment No. 1. Terms used but not defined herein shall have the meanings ascribed thereto in the Original Report. The information provided herein relates to Orchestra prior to the consummation of the Business Combination unless otherwise specifically indicated (e.g., with respect to subsequent events disclosures, forward-looking statements, or potential future risk factors) or the context otherwise requires.

Item 8.01.	Other Events

On March 21, 2023, Aries I Acquisition Corporation (the “Company”) announced that it will not seek an extension of the time to complete an initial business combination and that it will redeem all of its outstanding Class A ordinary shares, par value $0.0001 (the “Public Shares”), effective as of the close of business on March 31, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As stated in the Company’s Articles and in the Company’s registration statement on Form S-1 (Registration No. 333- 253806), initially filed with the United States Securities and Exchange Commission (the “Commission”) on March 3, 2021, if the Company is unable to complete an initial business combination within 24 months (or by March 21, 2023 as set forth in the Articles) of the Company’s initial public offering, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the Trust Account and not previously released to the Company to pay tax obligations, if any, less up to $100,000 of interest to pay dissolution expenses, divided by the number of the issued and Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Directors, liquidate and dissolve, subject in the case of the foregoing clauses (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors, and in all cases subject to the other requirements of applicable law.

The per-share redemption price for the Public Shares will be approximately $10.51 (the “Redemption Amount”). The balance of the Trust Account as of March 8, 2023 was approximately $24,057,655. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

After the redemption is complete, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Public Shares upon delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and private placement warrants. After the redemption is complete, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the Commission in order to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of the Company’s securities under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIES I ACQUISITION CORPORATION

	By:	/s/ Paul Wolfe
Name: Paul Wolfe
Title: Chief Operating Officer

Dated: March 28, 2023